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                                                                       EXHIBIT 2


                               ARTICLES OF MERGER

       THESE ARTICLES OF MERGER (the "Articles"), dated as of June 16, 1998, between TIROL PINES, INC. a Nevada corporation ("Surviving Corporation/TIROL PINES") and INTERNATIONAL ENVIRONMENTAL MANAGEMENT, INC., a Nevada Corporation ("IEMI"), the two corporations being herein sometimes collectively called the "Constituent Corporations."

                                   WITNESSETH:

       WHEREAS, the Surviving Corporation is a corporation duly organized and existing under the laws of the State of Nevada; and

       WHEREAS, IEMI is corporation duly organized and existing under the laws of the State of Florida; and

       WHEREAS, the Boards of Directors of the Constituent Corporations hereto deem it desirable, upon the terms and subject to the conditions herein stated, that IEMI be merged with and into the Surviving Corporation and that TIROL PINES be the Surviving Corporation as outlined herein.

       NOW THEREFORE, it is agreed as follows:

                                    Section 1

Terms and Conditions/Manner and Basis for Converting Shares

       1.1 In accordance with the provisions of these Articles and the requirements of applicable law, IEMI shall be merged with and into the Surviving Corporation at the Effective Date (as defined in Section 2 hereof). TIROL PINES shall be the Surviving Corporation, and the separate existence of IEMI shall cease at the Effective Date. Consummation of the Merger shall be on the terms and subject to the conditions set forth herein.

       1.2 At the Effective Date, the Surviving Corporation shall continue its corporate existence as a Nevada corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all choses in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations

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shall thenceforth attach to the Surviving Corporation.

       1.3 At the Effective Date, (i) the Articles of Incorporation and the Bylaws of the Surviving Corporation, as existing immediately prior to the Effective Date, shall be and remain the Articles of Incorporation and Bylaws of the Surviving Corporation; and (ii) the members of the Board of Directors of the Surviving Corporation holding office immediately prior to the Effective Date shall resign and be replaced pursuant to Section 1(b)(ii) of the Stock Exchange and Merger Agreement.

       1.4 On the Effective Date, (i) all issued and outstanding shares of capital stock of IEMI shall be converted into 1,500,000 restricted shares of TIROL PINES Common Stock, no par value, (the "Common Stock") which shall be fully paid and non-assessable. In lieu of the issuance of any fractional shares, the shares of TIROL PINE'S Common Stock to which IEMI's shareholders are entitled shall be rounded off to the next highest whole number. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented an IEMI security shall be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of Common Stock, into which the IEMI security (which, prior to such Effective Date, were represented thereby) shall have been so converted

       1.5 Subject to Section 1.4 above, each holder of a stock certificate or certificates representing outstanding shares of IEMI capital stock immediately prior to the Effective Date of the Merger, shall upon surrender of such certificate or certificates to TIROL PINES after the Effective Date, be entitled to receive a stock certificate or certificates representing the appropriate number of shares of TIROL PINES Common Stock as described in Section 1.4 above. Until actually surrendered, each such IEMI certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number of shares of TIROL PINES Common Stock.

       1.6 If any certificate representing a TIROL PINES security is to be issued in a name other than that in which the certificate surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to TIROL PINES or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing a TIROL PINES security in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of TIROL PINES or its transfer agent that such tax has been paid or is not applicable.

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                                    SECTION 2

Effective Date

       2.1 These Articles shall be submitted to the shareholders entitled to vote thereon of IEMI as provided by the applicable laws of the State of Florida. If these Articles are duly adopted by the requisite consent or vote of such shareholders and are not terminated as contemplated by Section 4, these Articles, executed in accordance with the law of the State of Nevada shall be filed with the Secretary of the State of Nevada.

       2.2 The Merger shall become effective upon the filing with the Secretary of State of Nevada and the Secretary of State of Florida, herein sometimes referred to as the "Effective Date."

                                    SECTION 3

Covenants and Agreements

       3.1 Each of the Constituent Corporations hereby covenants to mutually assist the other and to take all action reasonably necessary to accomplish and effectuate the terms hereof.

       3.2 The Constituent Corporations have entered into a Stock Exchange and Merger Agreement, of which these Articles of Merger are a part, and said Agreement has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Nevada law. Said Agreement thereto is on file at the principal place of business of the Surviving Corporation located at 5801 Wiley Street, Hollywood, Florida 33023. A copy of said Agreement will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of the Constituent Corporations.

                                    SECTION 4

Amendment, Termination and Counterpart Signatures

       4.1 At any time prior to the filing of these Articles with the Secretary of State of the State of Nevada, these Articles may be amended by the Boards of Directors of the Surviving Corporation and IEMI, to the extent permitted by state law notwithstanding favorable action on the Merger by the shareholders of either or both of the Constituent Corporations with respect to any of the terms contained herein except the terms of conversion provided for in
Section 1.4 hereof

       4.2 At any time prior to the filing of these Articles with the Secretary of State of the State of Nevada, these Articles may be terminated and abandoned by the Board of Directors of either the Surviving Corporation or IEMI, notwithstanding

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favorable action on the Merger by the shareholders of IEMI.

       4.3 These Articles may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 5

Appointment of Agent for Service of Process

       5.1 Pursuant to applicable provisions of Nevada corporate law, since the Surviving Corporation in the Merger is to be governed by the laws of the State of Nevada, said Surviving Corporation does hereby agree that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of the Surviving corporation of IEMI arising from this Merger, including any suit or any other proceeding to enforce the rights of any shareholders as determined in appraisal proceedings pursuant to the corporate law of the State of Nevada, and does hereby irrevocably appoint the Secretary of State of the State of Nevada as its agent to accept service of process in any such suit or other proceedings and does hereby specify that the address to which a copy of such process shall be made by the Secretary of State of the State of Nevada is 5701 N. Pine Island Rd., Suite 310B, Tamarac, Nevada 33321, care of Nevada Atlantic Stock Transfer, Inc.

       IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be executed by an executive officer of each of them pursuant to authority given by their respective Boards of Directors.

Approved by its Board of Directors by written consent dated JUNE 16,1998.

TIROL PINES                                By: /s/ CRAIG THOMAS
                                              ------------------------------
                                              Craig Thomas / Secretary



BY: /s/ CRAIG THOMAS                       ATTEST: [SIG]
   ----------------------------                   -------------------------
   Craig Thomas, President

Approved by its Board of Directors and by its shareholders by written consent dated June 16, 1998.

INTERNATIONAL ENVIRONMENTAL MANAGEMENT, INC.

                                           BY: /s/ HAROLD SOLOMON
                                              -----------------------------
                                              Harold Solomon / Secretary

BY: /s/ HAROLD SOLOMON                     ATTEST:
   ---------------------------------              --------------------------
   Harold Solomon, President/CEO



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                        CERTIFICATE OF APPROVAL OF STOCK
                          EXCHANGE AND MERGER AGREEMENT

The undersigned certifies that:

       1. The undersigned is the President of TIROL PINES, a Nevada corporation.

       2. The Stock Exchange and Merger Agreement in the form attached was duly approved by all the members of the Board of Directors of the corporation on June 16, 1998. Shareholder approval was not required.

       3. There is only one class of outstanding shares and the number of shares outstanding is 1,000,000.

       I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct to the best of my knowledge.

Date:                                       /s/ CRAIG THOMAS
                                           -------------------------------
                                           Craig Thomas, President

ACKNOWLEDGMENT

STATE OF FLORIDA          )
                          )ss.
COUNTY OF BROWARD         )

       The foregoing instrument was acknowledged before me this 17th day of June 1998, by Craig Thomas, President of TIROL PINES INC., a Nevada corporation, on behalf of the corporation, as signer of that certain Stock Exchange and Merger Agreement between TIROL PINES and INTERNATIONAL ENVIRONMENTAL MANAGEMENTS, INC., who duly acknowledged to me that he executed the same on behalf of said corporation. He is personally known to me or has produced Fla. D.L. as identification and did (did not) take an oath.

Name: James S Gilmore
     ----------------

Notary Pubic
            ---------
Serial No. CC 666808
          -----------

My Commission Expires: 7/27/2001
                      -----------


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             CERTIFICATE PURSUANT TO SECTION 7(d) OF STOCK EXCHANGE
                    AND MERGER AGREEMENT DATED JUNE 16, 1998

Craig Thomas, President of TIROL PINES, INC. ("TIROL PINES") does hereby certify as of the date hereof the following:

       1.    The representations and warranties by TIROL PINES as set forth in
Section 3 of the Stock Exchange and Merger Agreement dated June 16, 1998 (The "Agreement") are true and correct as of the date hereof, and any statement, list, certificate or other written information furnished by TIROL PINES pursuant to the Agreement or in connection with the transactions contemplated thereby are true and correct in all material respects as of the date set forth therein.

       2. TIROL PINES has performed and complied with all agreements and conditions required by the Agreement.

       3. None of the shareholders of TIROL PINES have exercised his or her dissenters rights pursuant to the General Corporation Law of Nevada.

IN WITNESS WHEREOF, I have signed this certificate as of the 16 day of June, 1998.



                                /s/ CRAIG THOMAS
                             ------------------------------
                             Craig Thomas, President





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                        CERTIFICATE OF APPROVAL OF STOCK
                          EXCHANGE AND MERGER AGREEMENT

The undersigned certifies that:

       1. The undersigned is the President of INTERNATIONAL ENVIRONMENTAL MANAGEMENT, INC., a Nevada corporation.

       2. The Stock Exchange and Merger Agreement in the form attached was duly approved by all the members of the Board of Directors of the corporation on MARCH 08, 1998. Shareholder approval was not required.

       3. There is only one class of outstanding shares and the number of shares outstanding is 2,500,0O0.

       I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct to the best of my knowledge.

Date:                                      /s/ HAROLD SOLOMON
                                           -------------------------------
                                           Harold Solomon, President

ACKNOWLEDGMENT

STATE OF FLORIDA               )
                               )ss.
COUNTY OF                      )

       The foregoing instrument was acknowledged before me this 18th day of AUGUST 1998, by Harold Solomon, President of INTERNATIONAL ENVIRONMENTAL MANAGEMENT, INC., a Florida corporation, on behalf of the corporation, as signer of that certain Stock Exchange and Merger Agreement between TIROL PINES, INC. and INTERNATIONAL ENV1RONMENTAL MANAGEMENT, INC., who duly acknowledged to me that he executed the same on behalf of said corporation. He is personally known to me or has produced Fla Lic # S455-341-54-329 as identification and did (did not) take an oath.

Name: June Porter
     ------------------------

NOTARY PUBLIC JUNE PORTER
             ------------------

SERIAL NO. CC530619
          ----------------

My Commission Expires: 2/14/2000
                      -------------



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             CERTIFICATE PURSUANT TO SECTION 7(d) OF STOCK EXCHANGE
                     AND MERGER AGREEMENT DATED JUNE 16,1996

Harold Solomon, President of INTERNATIONAL ENVIRONMENTAL MANAGEMENT, INC. ("IEMI") does hereby certify as of the date hereof the following:

       1. The representations and warranties by IEMI as set forth in Section 2 of the Stock Exchange and Merger Agreement dated June 16, 1998 (The "Agreement") are true and correct as of the date hereof, and any statement, list, certificate or other written information furnished by TIROL PINES pursuant to the Agreement or in connection with the transactions contemplated thereby are true and correct in all material respects as of the date set forth therein.

       2. IEMI has performed and complied with all agreements and conditions required by the Agreement.

       3. None of the shareholders of IEMI have exercised his or her dissenters rights pursuant to the General Corporation Law of Florida.

IN WITNESS WHEREOF, I have signed this certificate as of the 16 day of June, 1998.



                                /s/ HAROLD SOLOMON
                               --------------------------
                               Harold Solomon, President


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                                 PLAN OF MERGER


       PLAN OF MERGER adopted by International Environmental Management, Inc., a Florida corporation for profit organized under the laws of the state of Florida, by resolution of its Board of Directors on June 16, 1998, and adopted on June 16, 1998 by Tirol Pines, Inc., a corporation for profit organized under the laws of the State of Nevada, by resolution of its Board of Directors on June 19, 1998. The names of the corporations planning to merge are: International Environmental Management, Inc., a corporation for profit organized under the laws of the state of Florida, and Tirol Pines, Inc., a corporation for profit organized under the laws of the state of Nevada. The name of the surviving corporation into which International Environmental Management, Inc. plans to merge is Tirol Pines, Inc.

       1. International Environmental Management, Inc. and Tirol Pines, Inc. shall, pursuant to the provisions of the Florida Business Corporation Act and the provisions of the laws of the jurisdiction of organization of Nevada, be merged with and into a single corporation, Tirol Pines, Inc., which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the laws of the jurisdiction of its organization. The separate existence of International Environmental Management, Inc., which is sometimes hereinafter referred to as the "non-surviving corporation", shall cease upon the effective date of the merger in accordance with the provisions of the Florida Business Corporation Act.

       2. The Articles of Incorporation of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the Articles of Incorporation of said surviving corporation and said Articles of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

       3. The bylaws of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of its organization.

       4. The directors and officers in office of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.



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       5.    All issued shares of the non-surviving corporation, upon the effective date of the merger, shall be converted into all issued shares of the surviving corporation. The issued shares of the surviving corporation shall be exchanged for three million (3,000,000) shares of restricted common stock of International Environmental Management, Inc.

       6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the non-surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Florida Business Corporation Act, and the merger of the non-surviving corporation with and into the surviving shall be authorized in the manner prescribed by the laws of the jurisdiction of organization of the surviving corporation.

       7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the non-surviving corporation in the manner prescribed by the provisions of the Florida Business Corporation Act, and in the event that the merger of the non-surviving corporation with and into the surviving corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the surviving corporation, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the state of Florida and of the state of Michigan, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

       8. The Board of Directors and the proper officers of the non-surviving corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

       9. The merger herein provided for shall become effective in the state of Florida on June 16, 1998.



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